EXHIBIT 5.1


            [LETTERHEAD OF A&L GOODBODY SOLICITORS, DUBLIN, IRELAND]




MCS/JTG                                                        December 6, 2004


Elan Corporation, plc
Lincoln House
Lincoln Place
Dublin 2

Elan Corporation, plc ("Elan")

Dear Sirs,

We are acting as Irish counsel for Elan, a public limited company incorporated under the laws of Ireland, in connection with the proposed registration by Elan of 1,500,000 ordinary shares, par value 5 Euro cents, issuable under the Elan Corporation, plc 2004 Restricted Stock Unit Plan (the "Restricted Stock Ordinary Shares") and 1,500,000 ordinary shares, par value 5 Euro cents, issuable under the Elan Corporation, plc Employee Equity Purchase Plan (the "EEPP Ordinary Shares," and together with the Restricted Stock Ordinary Shares, the "Ordinary Shares"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") filed by Elan under the Securities Act of 1933, as amended.

In connection with this Opinion, we have reviewed copies of such corporate records of Elan as we have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this opinion, we have examined, and have assumed the truth and accuracy of the contents of, such documents and certificates of officers of Elan and of public officials as to factual matters and have conducted such searches in public registries in Ireland as we have deemed necessary or appropriate for the purposes of this opinion but have made no independent investigation regarding such factual matters. In our examination we have assumed the truth and accuracy of the information contained in such documents, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have further assumed that none of the resolutions and authorities of the shareholders or Directors of Elan upon which we have relied have been varied, amended or revoked in any respect or have expired and that the Ordinary Shares will be issued in accordance with such resolutions and authorities. We further assume that Elan will comply with all covenants given and representations and warranties made in connection with the 2004 Restricted Stock Unit Plan or Employee Equity Purchase Plan, including, without limitation, any covenant to maintain sufficient authorised share capital in respect of the Ordinary Shares issuable upon the exercise of any rights under these plans.



Having made such further investigation and reviewed such other documents as we have considered requisite or desirable, subject to the foregoing and to the within additional qualifications and assumptions, we are of the opinion that:

1. Elan has been duly incorporated and is an existing public limited company under the laws of Ireland.

2. The Ordinary Shares have been duly authorised and when issued and paid for in accordance with the terms of the applicable Plan, will be validly issued, fully paid and not subject to calls for any additional payments.



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3.   Under the laws of Ireland, where Elan is incorporated and has its principal place of business, no personal liability attaches to the holders of the Ordinary Shares solely by reason of their being holders thereof.

The additional assumptions and qualifications to which this Opinion is subject are as follows:

In rendering this Opinion, we have confined ourselves to matters of Irish law. We express no opinion on any laws other than the laws of Ireland (and the interpretation thereof) in force as at the date hereof. Additionally, we express no opinion on compliance by Elan with the requirements of the Irish Stock Exchange Limited which are not of a legal nature.

We hereby consent to the filing of this Opinion with the United States Securities and Exchange Commission as an exhibit to the Registration Statement.

This Opinion is being delivered to you and may not be relied upon or distributed to any other person without our prior written consent.

The Opinion is governed by and construed in accordance with the laws of Ireland.

Yours faithfully,

/s/  A&L Goodbody



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